                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY PROXY STATEMENT
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12

                         RECOGNITION INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         RECOGNITION INTERNATIONAL INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).

[ ] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE
    14A-6(I)(3).

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULE 14A-6(I)(4) AND 0-11.

     1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

     2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

     4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     1) AMOUNT PREVIOUSLY PAID:

     2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

     3) FILING PARTY:

     4) DATE FILED:

                         RECOGNITION INTERNATIONAL INC.

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                            TO BE HELD MARCH 9, 1995

To the Stockholders of
     RECOGNITION INTERNATIONAL INC.

     Notice is given that the Annual Meeting of Stockholders of Recognition International Inc., a Delaware corporation ("Recognition"), will be held on March 9, 1995, at 10 o'clock in the morning, Central Standard Time, in Grand Ballroom B of the Stouffer Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas, for the following purposes:

        1. Electing three directors to serve in Class III until the annual meeting of stockholders in 1998; and

        2. Transacting such other business as may properly be brought before said meeting or any adjournment(s) thereof.

     Only stockholders of record at the close of business on January 9, 1995, are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder at the offices of Locke Purnell Rain Harrell, Suite 2200, 2200 Ross Avenue, Dallas, Texas, for a period of at least ten days before the meeting.

     You are encouraged to attend the meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy card at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save the company additional solicitation expense.

                                             By Order of the Board of Directors

                                                       CAROL S. LYON,
                                                       Vice President
                                                       and Secretary

Dallas, Texas
January 18, 1995

                         RECOGNITION INTERNATIONAL INC.
                                P.O. BOX 660204
                            DALLAS, TEXAS 75266-0204

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 9, 1995

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Recognition International Inc., a Delaware corporation ("Recognition"), for use at the Annual Meeting of Stockholders of Recognition to be held in Grand Ballroom B of the Stouffer Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas, on March 9, 1995, and at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about January 26, 1995.

                                 ANNUAL REPORT

     The Annual Report to Stockholders covering Recognition's fiscal year ended October 31, 1994, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

                            OUTSTANDING COMMON STOCK

     The close of business on January 9, 1995, is the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were outstanding and entitled to be voted 15,244,406 shares of Recognition Common Stock, par value $.25 per share ("Common Stock").

     The following table sets forth certain information with respect to each person or group believed by Recognition to be a beneficial owner of more than 5% of Recognition's outstanding Common Stock. Unless otherwise indicated, to the knowledge of Recognition, all shares are owned directly and the owner has sole voting and investment power with respect to the shares owned by it.

                     NAME AND ADDRESS                      AMOUNT AND NATURE              PERCENT
                   OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP         OF CLASS(1)
    --------------------------------------------------  -----------------------         -----------
    Greenhaven Associates, Inc.                                2,113,087(2)(5)             13.9%
      Three Manhattanville Road
      Purchase, NY 10577
    Central National-Gottesman Group                           1,660,838(3)(5)             10.9%
      Three Manhattanville Road
      Purchase, NY 10577
    Edgar Wachenheim, III                                      2,100,087(4)(5)             13.8%
      Three Manhattanville Road
      Purchase, NY 10577

                     NAME AND ADDRESS                      AMOUNT AND NATURE              PERCENT
                   OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP         OF CLASS(1)
    --------------------------------------------------  -----------------------         -----------
    Spears, Benzak, Salomon & Farrell, Inc.                    2,307,949(6)                14.2%
      45 Rockefeller Plaza, 33rd Floor
      New York, NY 10011
    Joseph L. Harrosh                                            972,440(7)                 6.4%
      40900 Grimmer Blvd.
      Fremont, CA 94538

- ---------------

(1) Percent of shares of Common Stock outstanding at January 9, 1995. Shares subject to issuance upon conversion of convertible securities held by the identified stockholder are deemed outstanding for purposes of calculating its percentage, when applicable.

(2) The information set forth in the table and this footnote regarding shares beneficially owned by Greenhaven Associates, Inc. ("Greenhaven") is based on a Schedule 13D dated April 20, 1992, as amended through August 8, 1994, filed by Greenhaven with the Securities and Exchange Commission ("SEC"). Greenhaven is a corporation engaged in providing investment advisory services and has shared investment power with respect to all of such shares and no voting power with respect to such shares.

(3) The information set forth in the table and this footnote regarding the Central National-Gottesman Group is based in part on a Schedule 13D dated January 5, 1990, as amended through May 15, 1992, jointly filed with the SEC by Central National-Gottesman, Inc. ("CNG") and other entities and individuals having their principal offices at Three Manhattanville Road, Purchase, NY (herein referred to as the "CNG Group"), and in part on information included in the Greenhaven Schedule 13D amendment dated August 8, 1994. CNG is a privately owned corporation engaged in the sale of forest products and investing in securities. CNG's stockholders include certain of the individuals in the CNG Group and members of their families. No formal understanding or agreement exists among the members of the CNG Group as to the disposition or voting of any securities, including the shares of Common Stock.

(4) The information set forth in the table and this footnote regarding Edgar Wachenheim, III, is based on a Form 4, Statement of Changes in Beneficial Ownership, dated August 8, 1994, filed by Mr. Wachenheim with the SEC. Mr. Wachenheim reported direct ownership of 236,840 of such shares, indirect ownership of 598,555 of such shares, and shared dispositive power over 1,264,692 of such shares as to which Mr. Wachenheim disclaimed any pecuniary or direct interest.

(5) Edgar Wachenheim III and his children own Greenhaven, and Mr. Wachenheim is a director and stockholder of CNG. Greenhaven provides investment advisory services to members of the CNG Group as well as other, unrelated clients. Greenhaven, CNG and Mr. Wachenheim are named as members of the CNG Group in the Schedule 13D filed by the CNG Group. The Schedule 13D filed by Greenhaven indicates that all of the shares shown in the table for Mr. Wachenheim and 1,060,366 of the shares shown in the table for the CNG Group are also included in the shares shown in the table for Greenhaven.

(6) The information set forth in the table and this footnote regarding shares beneficially owned by Spears, Benzak, Salomon & Farrell, Inc. ("Spears Benzak") is based in part on a Schedule 13G dated February 13, 1993, as amended through June 7, 1994, filed by Spears Benzak with the SEC, and in part on information provided orally to Recognition by Spears Benzak as of October 24, 1994. The shares listed in the table include 997,313 shares issuable upon conversion of $16,705,000 of Recognition's 7 1/4% Convertible Subordinated Debentures Due 2011 held by Spears Benzak. Spears Benzak holds the securities in client accounts on behalf of a variety of individuals, groups and corporations for whom it serves as investment advisor. Spears Benzak has no voting power and has revocable shared investment power with respect to such securities. The table does not include 8,000 shares owned by Mr. William G. Spears, Chairman of Spears Benzak and a director of Recognition.

(7) The information set forth in the table and this footnote regarding Joseph L. Harrosh is based on a Schedule 13D dated September 21, 1994, filed with the SEC by Mr. Harrosh, a private investor.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information with respect to Common Stock beneficially owned at January 9, 1995, by directors, nominees, the individuals named in the Summary Compensation Table below and all directors and executive officers of Recognition as a group.

                                               AMOUNT AND NATURE OF                      PERCENT
            NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)                  OF CLASS(2)
    ----------------------------------------  -----------------------                  -----------
    Lucie J. Fjeldstad                                  11,000(3)(4)                      0.07%
    James F. Gero                                       34,000(3)(5)                      0.22%
    William C. Hittinger                                17,200(3)(5)                      0.11%
    Gilbert H. Lamphere                                 61,708(3)(5)(6)                   0.40%
    A. A. Meitz                                         14,000(3)(5)                      0.09%
    William G. Spears                                    8,000(3)(7)                      0.05%
    Robert Vanourek                                    503,776(8)                         3.20%
    William H. Waltrip                                  14,000(3)(5)                      0.09%
    Thomas R. Frederick                                101,983(9)                         0.66%
    Thomas A. Loose                                    130,319(10)                        0.85%
    Thomas D. Neitzel                                   69,774(11)                        0.46%
    Robert M. Swartz                                   121,821(12)                        0.79%
    All directors and executive
      officers of Recognition as a
      group (16 persons)                             1,231,074(13)                        7.53%

- ---------------

 (1) Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power.

 (2) Percent of shares of Common Stock outstanding at January 9, 1995. Shares subject to purchase pursuant to stock options exercisable at such date or within 60 days thereafter are deemed to be outstanding for purposes of calculating the percentage, where applicable.

 (3) 4,000 of the shares owned by director Spears, 3,000 of the shares owned by director Fjeldstad, 1,000 of the shares owned by each of directors Gero, Lamphere, Meitz and Waltrip, and 500 of the shares owned by director Hittinger, are subject to forfeiture pursuant to the restricted stock plan for outside directors described below. With respect to those shares, each director has sole voting power and no investment power until the risk of forfeiture lapses in accordance with the terms of the plan.

 (4) Includes 6,000 shares of Common Stock issuable upon exercise of options granted under the Director Stock Option Plan described below.

 (5) Includes 9,000 shares of Common Stock issuable upon exercise of options granted under the Director Stock Option Plan described below.

 (6) Includes 677 shares held for Mr. Lamphere's account in a non-Recognition employee benefit plan, with respect to which he has shared voting and investment power. Also includes 615 shares held in trust for his minor children, as to which Mr. Lamphere disclaims beneficial ownership.

 (7) Includes 3,000 shares of Common Stock issuable upon exercise of options granted under the Director Stock Option Plan described below.

 (8) Includes 500,000 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 2,162 shares held in Mr. Vanourek's account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

 (9) Includes 100,000 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,983 shares held in Mr. Frederick's account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(10) Includes 125,000 shares subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter, and 2,230 shares held in Mr. Loose's account under Recognition's 401(k) plan.

(11) Includes 68,000 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,773 shares held in Mr. Neitzel's account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(12) Includes 120,000 shares of Common Stock subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter. Also includes 1,821 shares held in Mr. Swartz's account under Recognition's 401(k) plan, as to which he has sole voting power and no investment power.

(13) Includes 16,879 shares held in their respective accounts under Recognition's 401(k) plan with respect to which they have sole voting power and no investment power, and 1,103,583 shares subject to purchase pursuant to employee stock options exercisable at such date or within 60 days thereafter.

                              REVOCATION OF PROXY

     Any person giving a proxy has the power to revoke the same at any time before it has been exercised by giving written notice of such revocation to the Secretary of Recognition. In addition, any stockholder who attends the Annual Meeting may vote in person, thereby canceling any proxy previously given by such stockholder.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of 7,622,204 shares of Common Stock, being a majority of the outstanding shares of Common Stock entitled to vote, is necessary to constitute a quorum at the Annual Meeting. The stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power, by a vote of a majority of the voting power given to all Common Stock so present or represented, to adjourn the meeting from time to time for a period not exceeding 30 days, without notice other than announcement at the Annual Meeting. If a quorum was present or represented at the original meeting, or if a quorum shall be present or represented at any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

     Cumulative voting is permitted in the election of directors. See the description of cumulative voting rights below. On any other matter submitted to a vote of stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record at the record date.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Recognition's Board of Directors is classified into three classes having staggered terms of three years each. At the Annual Meeting three directors are to be elected in Class III to serve until the annual meeting of stockholders in 1998 and until their successors have been elected or until their earlier resignation or removal. The Board of Directors, upon the recommendation of the Committee on Directors, has nominated Gilbert H. Lamphere, William G. Spears and Robert Vanourek for election as directors of Recognition in Class III. The directors elected in Class III will serve with the other directors named below whose terms expire in later years.

     Cumulative voting is permitted in the election of directors. Accordingly, in the election of three directors for Class III, each stockholder will be entitled to as many votes as shall equal the product of the number of shares of Common Stock owned of record by him or her at the record date multiplied by three, the number of directors to be elected. For example, each holder of Common Stock may vote his or her shares for each of the three persons, or may vote on the cumulative principle by casting three votes per share for one person or by dividing three votes per share among the nominees as the stockholder desires.

     Votes cast pursuant to the accompanying proxy will be voted "FOR" the election of the nominees unless the giver of the proxy withholds authority to vote for any or all of the nominees. The persons acting under the accompanying proxy will exercise their discretion as to the manner in which the votes represented thereby will be distributed between or among the nominees.

     Should any or all of the nominees named herein become unable or unwilling to accept nomination or election, which is not expected, it is intended that the persons acting under the proxy will vote for the election, in their stead, of such other person or persons as may be nominated by the Board of Directors upon the recommendation of the Committee on Directors, or the Board may reduce the number of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" NOMINEES LAMPHERE, SPEARS AND VANOUREK FOR CLASS III. UNDER DELAWARE LAW AND RECOGNITION'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS, DIRECTORS WILL BE ELECTED BY A PLURALITY VOTE, AND THE THREE PERSONS RECEIVING THE GREATEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS OF RECOGNITION FOR CLASS III. BECAUSE DIRECTORS ARE ELECTED BY PLURALITY VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL NOT AFFECT THE OUTCOME OF THE ELECTIONS SINCE NO PARTICULAR MINIMUM VOTE OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO BE VOTED IS REQUIRED.

     Further information with respect to the nominees and continuing directors is set forth below:

NOMINEES FOR CLASS III -- Term Expires 1998

     Gilbert H. Lamphere, 42, became Managing Director of The Fremont Group, Inc. of San Francisco, CA, a private investment company, in July 1994. Mr. Lamphere was the Co-Chairman and Co-Chief Executive Officer of Noel Group, Inc. of New York, NY, a diversified operating company, from November 1991 until June 1994. From 1985 to 1989, Mr. Lamphere was Chairman of the Executive Committee of The Prospect Group, Inc. of New York, NY, a leveraged buyout and venture capital operating company. In 1989, he was named President of Prospect, and became Chairman and Chief Executive Officer of Prospect in 1990. Mr. Lamphere became a director and Chairman of the Board of Recognition in 1990. He is also Chairman of the Board of Illinois Central Corporation, Belding Heminway Company and The Prospect Group, Inc. and a director of Illinois Central Railroad Company and The Noel Group, Inc.

     William G. Spears, 56, is the Chairman of Spears, Benzak, Salomon & Farrell, Inc., an investment management firm. Mr. Spears has held that position for over twenty years. Mr. Spears became a director of Recognition in October 1994. He is also a director of Alcide Corporation, Osborn Communications Corporation and United HealthCare Corp.

     Robert Vanourek, 52, became President and Chief Executive Officer of Recognition in 1991. Prior thereto, he served as a Co-Chief Executive Officer of the company since he joined Recognition in 1989. From 1985 until 1989 he was Group Vice President of the Mailing Systems Division of Pitney Bowes Inc. in

Stamford, CT. From 1981 to 1985 he was President of Monarch Marking Systems, Inc., Dayton, OH, a subsidiary of Pitney Bowes. Mr. Vanourek became a director of Recognition in 1989.

CONTINUING DIRECTORS IN CLASS I -- Term Expires 1996

     James F. Gero, 50, became the Chairman of the Board and Chief Executive Officer of Sierra Technologies, Inc., a Buffalo, NY, manufacturer of various electronic equipment for avionics, electronic warfare and flight inspection and other high technology hardware and software systems, in 1992. From 1989 to 1992, Mr. Gero was a private investor. From 1984 until 1989, Mr. Gero was President and Chief Executive Officer of Varo, Inc., a Dallas defense electronics manufacturer, and in 1987 he also became Chairman of Varo. Mr. Gero became a director of Recognition in 1990. He is also a director of American Medical Electronics, Inc., D F & R, Inc., Drew Industries Inc., Leslie Building Products, Inc. and SPAR Aerospace Ltd.

     William H. Waltrip, 57, became Chairman of the Board and Chief Executive Officer of Technology Solutions Company, Chicago, IL, a technology consulting practice, in 1993. Mr. Waltrip was Chairman and Chief Executive Officer of Biggers Brothers, Inc. of Charlotte, NC, a food service distribution company, from 1991 to 1993. He also served as Vice Chairman of Unifax, Inc. of Wilkes-Barre, PA, the parent company of Biggers Brothers, from 1991 until 1993. Mr. Waltrip was a self-employed private management consultant from 1988 to 1991. From 1985 until 1988 he was President and Chief Operating Officer of IU International, Inc., Philadelphia, PA, a diversified services company. Mr. Waltrip became a director of Recognition in 1990. Mr. Waltrip is also a director of Thomas & Betts Corporation, Bausch & Lomb, Inc. and Teachers Insurance and Annuity Association.

CONTINUING DIRECTORS IN CLASS II -- Term Expires 1997

     Lucie J. Fjeldstad, 50, is President of Fjeldstad International, New Canaan, CT, a management and strategic consulting firm for the new multi-media world. Mrs. Fjeldstad held a number of positions with International Business Machines Corporation, White Plains, NY, from 1968 to 1993 including Vice President and General Manager of MultiMedia in 1992 and 1993, Vice President and President of the MultiMedia and Education Division in 1990 and 1991, Vice President and President of the Academic, General and Public Sector Division in 1990 and Vice President and General Manager of the General/Public/Academic Section from 1988 to 1990. She became a director of Recognition in 1993 and is also a director of PPG Industries, Inc., KeyCorp and Entergy Corporation.

     William C. Hittinger, 72, serves as a director of several public and private companies, including Bethlehem Steel Corp., BioTechnica International, Inc. and UNC, Inc. He retired as Executive Vice President of RCA Corporation in 1986. Mr. Hittinger has been a director of Recognition since 1979.

     A. A. Meitz, 57, is Of Counsel to Booz-Allen & Hamilton, Inc., an international management and technology consulting firm. He has been with that firm for more than 25 years and was a Senior Vice President until he elected partial retirement in August 1993. Mr. Meitz also previously served as a member of the Booz-Allen Board of Directors and Chairman of its Audit Committee. The majority of his work has focused on issues of business strategy, marketing and organization design. Mr. Meitz became a director of Recognition in 1990. He is also a director of Associated Materials Incorporated and Northern Trust Bank of Texas, a subsidiary of Northern Trust Bank of Illinois.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended October 31, 1994, the Board of Directors of Recognition had an Executive Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and a Corporate Responsibility Committee.

     The Executive Committee's function is to act for the Board of Directors, to the extent permitted by law, in situations in which Board action is required and it is not practicable to convene a meeting of the full Board.

The Executive Committee did not hold any meetings during fiscal year 1994. Current members of the Committee are Gilbert H. Lamphere, Chairman, A. A. Meitz and Robert Vanourek.

     The Audit Committee's functions include (i) reviewing and approving the scope and general extent of the annual audit, the audit procedures utilized and the basis for determining the compensation to be paid to the independent accountants, (ii) recommending to the Board of Directors the engagement of the independent accountants for the ensuing year, (iii) reviewing and reporting to the Board concerning the results of the annual audit conducted by the independent accountants, (iv) reviewing and reporting to the Board concerning Recognition's policies and procedures relating to internal auditing, accounting and financial controls and (v) inquiring of appropriate personnel of Recognition and of the independent accountants as to any deviations from or failures to fulfill the Corporation's responsibilities relating to accounting policies, internal controls and financial reporting practices. The Committee held two meetings during the fiscal year. The current members of the Audit Committee are
A. A. Meitz, Chairman, Lucie J. Fjeldstad and William C. Hittinger.

     The Compensation Committee's responsibilities are described below under "Report of the Compensation Committee on Executive Compensation." The Committee held five meetings during 1994. Current members of the Compensation Committee are William H. Waltrip, Chairman, James F. Gero and Gilbert H. Lamphere.

     The responsibilities of the Committee on Directors include identifying and recommending to the Board of Directors suitable candidates for positions as Board members and reviewing and making recommendations regarding the structure, size and composition of the Board and its committees, the compensation of directors and the performance of incumbent directors. The Committee on Directors will consider stockholder suggestions of persons for consideration as candidates for nomination for election as members of the Board if the suggestions are submitted in accordance with Recognition's By-Law provisions regarding stockholder nominations. The By-Laws require that written notice of the nomination must be received by the Secretary of Recognition at the principal executive offices not less than 50 days nor more than 75 days prior to the meeting or, if Recognition gives less than 60 days notice of the meeting date, then not later than the 15th day after the notice of the meeting date was given. The notice must include the name, qualifications and biographical data on the stockholder's proposed candidate. A copy of the applicable By-Law is available from the Secretary upon request of any stockholder. The Committee held two meetings during the 1994 fiscal year. Current members of the Committee are James
F. Gero, Chairman, William C. Hittinger and Gilbert H. Lamphere.

     The Corporate Responsibility Committee's functions include oversight, counseling and advice to management in the development and implementation of policies and practices in the areas of ethics, charitable contributions, environmental matters, employee development, and relations with the company's other stakeholders such as customers, business partners and local communities. The Committee held two meetings during the 1994 fiscal year. Current members of the Corporate Responsibility Committee are Lucie J. Fjeldstad, Chair, Robert Vanourek and William H. Waltrip.

     The Board of Directors of Recognition held eight meetings during the fiscal year. Each incumbent director attended during the fiscal year at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period the director served) and (ii) the total number of meetings held by all committees of the Board on which the director served (during the periods the director served).

                           COMPENSATION OF DIRECTORS

RETAINER

     Recognition has a policy of paying outside directors an annual retainer of $31,500, payable quarterly in arrears, in lieu of all meeting fees and monthly retainers.

RESTRICTED STOCK PLAN

     Recognition has a plan providing for the grant of restricted stock to outside directors as an additional retainer. The plan was adopted by resolution of the Board of Directors on September 24, 1987, as amended by resolutions adopted on November 8, 1990, January 24, 1991, May 30, 1991 and November 1, 1991. Each outside director as of November 1990 originally was granted 2,500 shares of Recognition Common Stock, subject to restrictions. At the time of issuance of the shares, the director received full voting and dividend rights, but the stock was non-transferable and subject to forfeiture. On each anniversary of the date of grant, twenty percent or 500 of those shares become nonforfeitable and transferable. However, if a director ceases for any reason to be an outside director prior to the end of the fifth year after grant of the shares, any shares still subject to forfeiture will revert to Recognition. Effective November 1, 1991, an additional 2,500 shares of Recognition Common Stock were granted to each incumbent outside director under the plan. Twenty percent or 500 of those shares immediately vested and are transferable and an additional twenty percent vest on each anniversary of the date of grant for the next four years, so long as the director continues to be an outside director. Outside directors first elected after November 1, 1991, are automatically granted 5,000 shares upon election, which shares vest twenty percent on the date of grant and twenty percent on each anniversary of the date of grant for a period of four years. The shares granted under the plan are drawn from the Common Stock held in Recognition's treasury, and the maximum number of shares that may be granted pursuant to the plan is 75,000 shares. All shares granted pursuant to the plan will become nonforfeitable and transferable upon the occurrence of a "change in control" as defined in the plan.

STOCK OPTION PLAN

     The Director Stock Option Plan was approved by the stockholders on March 11, 1993. Under the terms of the plan, each outside director automatically receives a one-time grant of a non-qualified option to purchase 15,000 shares of Common Stock. The exercise price per share is the closing price of the Common Stock on the date of grant as reported on the New York Stock Exchange Composite Tape. Each option granted under the plan becomes exercisable in five cumulative annual installments, each of twenty percent of the number of shares covered, beginning on the date of grant. In the event of a "change of control" as defined in the plan, all previously granted options become fully exercisable. A total of 105,000 shares of Recognition's Common Stock (subject to adjustment in certain events) are reserved for issuance under the plan. The plan terminates on December 10, 2002 if not sooner terminated by the Board.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding all executive officers of Recognition as of January 9, 1995:

                                                                          SERVED AS AN
        NAME              AGE              OFFICE/POSITION                OFFICER SINCE
- ---------------------     ---     ---------------------------------    -------------------
Robert Vanourek           52      President and Chief Executive           October 1989
                                    Officer; Director
Dennis R. Constantine     53      Vice President; President, OEM &       September 1993
                                    Technology Division
Thomas R. Frederick       38      Vice President; President,               April 1990
                                    Software Division
Thomas E. Hoefert         42      Vice President, Chief Financial         January 1990
                                    Officer and Controller
Larry H. Lattig           47      Vice President and Treasurer             April 1992
Carol S. Lyon             46      Vice President, Secretary and           February 1990
                                    Associate General Counsel
Thomas D. Neitzel         51      Vice President; President,                June 1990
                                    Service Division
Robert M. Swartz          42      Senior Vice President; President,       November 1990
                                    Worldwide Systems Group

     Each officer serves until a successor has been chosen or until the officer's earlier resignation or removal. There is no family relationship among any of the above executive officers or the directors of Recognition. A summary of the employment history of Mr. Vanourek appears above under the heading "Election of Directors -- Nominees for Class III". Officers Frederick, Hoefert, Lattig, Lyon and Neitzel have been employed by Recognition for more than five years. Mr. Hoefert became Chief Financial Officer in 1994. The following is a description of the business experience of the other executives:

     Dennis R. Constantine joined Recognition in 1992 as Executive Vice President of the Systems Division and in 1993 he was named President of the Systems Division. In September 1993, Mr. Constantine was also elected a Vice President of Recognition. In 1994, Mr. Constantine was named President of the OEM & Technology Division of the Worldwide Systems Group. Mr. Constantine was President of Lundy Financial Systems ("Lundy"), Charlotte, NC, from 1990 until Recognition acquired Lundy's assets in 1992. Lundy, a Division of TransTechnology Corporation, was a manufacturer of banking and remittance processing equipment. From 1987 to 1990, Mr. Constantine was President of TransTechnology's Federal Laboratories Division, a developer and manufacturer of law enforcement products.

     Robert M. Swartz came to Recognition in October 1990 and in November 1990 was elected Vice President, Chief Financial Officer and Treasurer. He was named Senior Vice President and Chief Financial Officer in 1992. In 1994, Mr. Swartz's position changed to Senior Vice President and President of the Worldwide Systems Group. In addition, Mr. Swartz previously had responsibility for the human resources function. Prior to joining Recognition, Mr. Swartz was employed by Nashua Corporation of Nashua, NH, a supplier of office supplies and computer products, as Corporate Controller/Chief Accounting Officer from 1985 to 1988 and was General Manager of its Graphic Products Division from 1988 to 1990.

                             EXECUTIVE COMPENSATION

     The following table sets forth cash and certain other compensation paid or accrued by Recognition and its subsidiaries for Recognition's chief executive officer and its four other most highly compensated executive officers (collectively, the "Named Executives") for services in all capacities for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARDS
                                         -----------------------------------   ------------
                                                                OTHER ANNUAL    SECURITIES     ALL OTHER
            NAME AND                                            COMPENSATION    UNDERLYING    COMPENSATION
       PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)       ($)         OPTIONS(#)        ($)
- --------------------------------  ----   ---------   --------   ------------   ------------   ------------
Robert Vanourek                   1994   $ 390,115   $    -0-       *             390,650       $  9,132(1)
  President, Chief Executive      1993   $ 304,838   $194,250       *                 -0-       $ 14,348
  Officer and Director            1992   $ 265,000   $210,000       *                 -0-         *
Thomas R. Frederick               1994   $ 225,009   $    -0-     $146,138(2)         -0-       $  6,419(3)
  Vice President and President,   1993   $ 194,836   $111,000       *             100,000       $ 10,384
  Software Division               1992   $ 170,000   $126,000       *                 -0-         *
Thomas A. Loose(4)                1994   $ 190,007   $    -0-       *                 -0-       $  4,527(5)
  Senior Vice President,          1993   $ 184,836   $ 88,800       *                 -0-       $  9,254
  General Counsel and Director    1992   $ 180,000   $105,000       *                 -0-         *
Thomas D. Neitzel                 1994   $ 180,007   $    -0-       *              60,000       $  7,535(6)
  Vice President and President,   1993   $ 154,836   $ 77,700       *              25,000       $ 10,663
  Service Division                1992   $ 127,000   $ 70,000       *                 -0-         *
Robert M. Swartz                  1994   $ 250,009   $    -0-       *             100,000       $  7,632(7)
  Senior Vice President           1993   $ 194,836   $ 99,900       *             100,000       $ 11,384
  and President,                  1992   $ 169,167   $ 98,000       *                 -0-         *
  Worldwide Systems Group
                                                                             (footnotes on following page)

- ---------------

 * Other Annual Compensation and All Other Compensation amounts are not required to be reported for fiscal year 1992. Perquisites and other personal benefit amounts are not required to be reported in Other Annual Compensation for fiscal years 1993 and 1994 if not exceeding the lesser of $50,000 or 10% of the executive's annual salary plus bonus.

(1) Represents $4,500 for split dollar life insurance premiums and $4,632 for employer contribution to his account in the 401(k) plan.

(2) Represents $76,144 for reimbursement of relocation expenses, $62,194 for reimbursement of taxes on relocation expense reimbursement and $7,800 for automobile usage.

(3) Represents $2,000 for split dollar life insurance premiums and $4,419 for employer contribution to his account in the 401(k) plan.

(4) As part of a transition plan leading to his retirement in June 1995, Mr. Loose resigned as an executive officer and as a director of Recognition in December 1994.

(5) Represents $795 imputed interest on Mr. Loose's interest-free loan from Recognition under the company's former education loan program and $3,732 for employer contribution to his account in the 401(k) plan.

(6) Represents $4,000 for split dollar life insurance premiums and $3,535 for employer contribution to his account in the 401(k) plan.

(7) Represents $3,000 for split dollar life insurance premiums and $4,632 for employer contribution to his account in the 401(k) plan.

     The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executives. No stock appreciation rights were granted to the Named Executives during the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                              POTENTIAL
                           -----------------------------------------------------       REALIZABLE VALUE AT
                           NUMBER OF      % OF TOTAL                                 ASSUMED ANNUAL RATES OF
                           SECURITIES      OPTIONS                                         STOCK PRICE
                           UNDERLYING     GRANTED TO     EXERCISE                       APPRECIATION FOR
                            OPTIONS       EMPLOYEES      OR BASE                         OPTION TERM(1)
                            GRANTED       IN FISCAL       PRICE       EXPIRATION     -----------------------
         NAME                 (#)            YEAR         ($/SH)         DATE          5%($)        10%($)
- -----------------------    ----------     ----------     --------     ----------     ---------     ---------
Robert Vanourek              390,650(2)       40%        $ 12.875       03/02/04     $3,163,100    $8,015,917
Thomas R. Frederick              -0-           --              --             --            --            --
Thomas A. Loose                  -0-           --              --             --            --            --
Thomas D. Neitzel             35,000(2)        4%        $ 16.375       12/04/03     $ 360,310     $ 913,026
                              25,000(3)        3%        $  7.125       10/04/04     $ 112,022     $ 283,885
Robert M. Swartz             100,000(4)       10%        $  8.500       06/07/04     $ 534,560     $1,354,681

- ---------------

(1) These amounts represent assumed rates of appreciation in market value from the date of grant until the end of the option term at the rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, in Recognition's stock price. Recognition did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Options granted to Mr. Vanourek on March 3, 1994, and to Mr. Neitzel on December 5, 1993, under Recognition's 1990 Corporate Incentive Plan. Such options become exercisable as follows: (i) with respect to 10% of the total number of shares subject to the option if, after Recognition's annual earnings release for fiscal year 1994, the "Average Price" (as defined below) of Recognition's Common Stock is at least $20.00 per share; (ii) with respect to 20% of the total number of shares subject to the option if, after Recognition's annual earnings release for fiscal year 1995, the Average Price of the Common Stock is at least $25.00 per share; (iii) with respect to 30% of the total number of shares subject to the option if, after

     Recognition's annual earnings release for fiscal year 1996, the Average Price of the Common Stock is at least $30.00 per share; and (iv) with respect to the remaining 40% of the total number of shares subject to the option on December 5, 1997; provided, however, that any shares which do not become exercisable in any year because the Average Price target for that year was not met shall become exercisable in any subsequent year in which the Average Price target for such subsequent year is met; and provided further that all shares not previously exercisable shall become exercisable on December 5, 1997. The term "Average Price" means the weighted average of the closing prices at which the first 200,000 shares of Recognition's Common Stock are traded, as reported on the New York Stock Exchange Composite Tape, beginning with the first such trade on the trading day immediately following Recognition's annual earnings release. For purposes of clauses (i), (ii) and (iii) above, the date of exercisability will be the date Recognition determines the applicable Average Price target has been met.

(3) Options granted on October 5, 1994, under Recognition's 1990 Corporate Incentive Plan. Such options become exercisable as follows: 25% upon the expiration of 12 months following the date of grant, with an additional 25% becoming exercisable at the end of each of the three subsequent 12-month periods.

(4) Options granted on June 8, 1994, under Recognition's 1990 Corporate Incentive Plan. Such options become exercisable as follows: 20% upon the expiration of 12 months following the date of grant, with an additional 20% becoming exercisable at the end of each of the four subsequent 12-month periods.

     The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each Named Executive and the aggregate fiscal year-end value of unexercised options held by each Named Executive.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                              SHARES        VALUE         OPTIONS AT FY-END (#)              AT FY-END ($)(1)
                           ACQUIRED ON     REALIZED    ----------------------------    ----------------------------
          NAME             EXERCISE (#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ------------------------   ------------    --------    -----------    -------------    -----------    -------------
Robert Vanourek                 -0-           -0-        500,000         390,650        $  687,500           -0-
Thomas R. Frederick             -0-           -0-         91,666         108,334        $  154,040       $18,710
Thomas A. Loose                 -0-           -0-        122,913           2,087        $   93,224       $ 4,685
Thomas D. Neitzel               -0-           -0-         56,500          96,500        $  119,608       $32,068
Robert M. Swartz                -0-           -0-         98,334         201,666        $  176,510       $49,290

- ---------------

(1) Value reflects the $7.375 per share market value of the underlying shares on October 31, 1994, minus the exercise price.

DEFINED BENEFIT PLAN

     Recognition has an Executive Benefit Plan under which benefits may be paid to certain executive officers and their designated beneficiaries. The participants in the plan are selected from time to time by the Compensation Committee of the Board of Directors. The plan provides for the payment of benefits upon death, retirement at age 65, or retirement after age 55 but prior to reaching age 65. In case of retirement, a participating executive must have been an employee of Recognition for at least five years. The benefit payment is a monthly amount which is designated for each participant from time to time by the Committee. The monthly benefit for Messrs. Vanourek, Frederick, Neitzel and Swartz is an amount equal to 40% of the sum of (i) the executive's monthly base salary in effect at the date of retirement, death or other termination of employment plus (ii) one twelfth of his targeted bonus in effect at such date, but not less than $16,500 for Mr. Vanourek and not less than $6,000 for each of Messrs. Frederick, Neitzel and Swartz.

     Upon death or retirement at age 65, a participant or the beneficiary receives the designated monthly benefit for 20 years. If a participant satisfies certain restrictions on early retirement, the participant becomes entitled to receive for 20 years a reduced monthly benefit based upon the ratio of the number of years the participant was employed to the number of years the participant would have been employed had the participant remained an employee until age 65. Following any other termination of employment without cause, a participant or the beneficiary becomes entitled to receive, upon attaining the age of 65 or earlier death, a percentage of the monthly benefit based upon the following table:

                                                                            PERCENTAGE
                           YEARS OF PLAN SERVICE CREDIT                     OF BENEFIT
        ------------------------------------------------------------------  ----------
        less than 3 years.................................................       0%
        3 years but less than 5 years.....................................      25%
        5 years but less than 7 years.....................................      50%
        7 years but less than 10 years....................................      75%
        10 years or more..................................................     100%

     Mr. Vanourek has five years of service credit in the plan, while Messrs. Frederick, Neitzel and Swartz each have four years of service credit. If each of these executives were to continue as an employee of Recognition until retirement at age 65, assuming no increase in their respective monthly benefit amounts, their estimated annual benefits payable under the plan would be $234,000 to Mr. Vanourek, $140,000 to Mr. Frederick, $104,000 to Mr. Neitzel and $160,000 to Mr. Swartz. Mr. Loose is receiving early retirement benefits in the amount of $9,476 per month under the plan.

     The plan also provides for monthly disability payments in an amount designated by the Committee if a participant is disabled for a period in excess of six months. So long as the participant remains disabled, the participant is entitled to receive a designated monthly disability payment until the participant reaches age 65 or earlier death, at which time the participant or beneficiary becomes entitled to receive the benefit payment for the 20-year period. Monthly disability amounts currently in effect are $5,000 for Mr. Vanourek and $3,362 for each of Messrs. Frederick, Neitzel and Swartz.

     Except after the occurrence of an "Event of Nonforfeitability" (as defined in the plan), the plan may be terminated by the Board of Directors at any time, in its absolute discretion. Any such termination would terminate all rights of the participants except as to participants and beneficiaries of participants who are being paid or have become entitled to benefits under the plan at the time of such termination. In addition, the Committee may, at any time in its absolute discretion, terminate the participation of any executive who is still an employee; provided that the Committee may not terminate such participation after an Event of Nonforfeitability occurs.

     "Event of Nonforfeitability" includes significant changes in stock ownership or Board membership, and certain corporate reorganizations. Upon the occurrence of an Event of Nonforfeitability, each participant's designated benefit becomes 100% vested. If a participant's employment is terminated within 24 months following the occurrence of an Event of Nonforfeitability for any reason other than for cause (as defined in the plan), death, disability or voluntary resignation (as defined in the plan), the participant becomes entitled to receive the present value of the benefit paid in a lump sum. If a participant or a beneficiary suffers a financial hardship and is in need of funds to pay taxes or medical expenses and does not have other resources to meet such needs, the Committee may in its discretion pay in a lump sum up to 50% of the amount of the participant's or beneficiary's benefit to meet such needs.

     Benefits under the plan are payable from the general assets of Recognition and are not subject to any offset amount. Recognition has insured a portion of its liability by purchasing insurance contracts on the participating executives.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The compensation program for executive officers of Recognition is administered by the Compensation Committee of the Board of Directors, which is comprised of at least three directors who are not employees of Recognition. The responsibilities of the Compensation Committee include (i) conducting periodic reviews of all direct and indirect compensation and other benefits for Recognition's executive officers, (ii) establishing annual cash compensation for the executive officers, and (iii) administering various compensation plans for Recognition's executive officers and key employees including the grant of stock options under employee option plans.

COMPENSATION PHILOSOPHY

     Environment. Recognition operates in a dynamic and challenging industry sector. Recognition competes in the computer/information technology/electronics industry as a high technology company. This industry is regarded as one of the most demanding and one in which consistent success is difficult to achieve. Technology and distribution methods are constantly changing. Competition is global both from companies many times Recognition's size and from much smaller and entrepreneurial companies. Executive mobility is high within the industry. In addition, Recognition is emerging from a turnaround situation.

     Expectations. Given this environment, the expectations for performance of Recognition's executive officers are high. Individuals are expected to be outstanding performers in their areas of responsibility and their workload is demanding. Yet a premium is placed on team and corporate performance as well as superior individual performance. Significant contribution is expected from each officer in advancing the cultural transformation and evolution of the company through active use and encouragement of the company's shared beliefs and values.

     Compensation Policies. Recognition's compensation policies for all employees, including its executive officers, are designed to attract and retain highly qualified contributors and to reward excellence while encouraging teamwork and long term commitment to the company. Perquisites are minimal, with no company paid clubs, first class travel, or financial planning services provided for executives. Given minimal perquisites, the high risk, challenging environment, complex mandate and demanding individual/team workload, total compensation for successful executive officers who meet the performance standards should be in the 60th to 90th percentile range of peer companies, including very significant equity incentives to link officer performance to stockholder value and wealth creation.

     The Compensation Committee reviews benchmark data on total compensation packages of executives at competitive hardware and software companies in the electronics and computer industries and reviews recommendations from the chief executive officer for base salaries and targeted bonuses for executive officers (other than the chief executive officer). The Committee then approves base salaries and targeted bonuses for all executive officers (including the chief executive officer) for the ensuing year, based on such competitive information and recommendations as well as each individual's overall compensation package, evaluation of the individual's and the company's past and expected future performance and the level of the individual's responsibility. Executives with higher levels of responsibility generally have a greater percentage of cash compensation tied to company performance.

     For fiscal year 1994, cash compensation from base salary for executive officers as a group was targeted to be at the 60th percentile of the comparison industry group. Targeted bonus for fiscal year 1994 was 33% of total cash compensation for the chief executive officer and ranged from 31% to 36% of the total cash compensation package for the other four Named Executives. Bonuses are earned based on the level of achievement of performance goals established for each fiscal year by the Committee. For fiscal year 1994 and the three preceding fiscal years, 25% of the bonus was allocated to achievement of each of the objective performance goals established by the Committee for (i) net income,
(ii) orders, (iii) cash balance and

(iv) new product milestones. Performance goals were partially met in orders and new product milestones but, due to the company's financial performance, no bonuses were paid to executive officers for fiscal year 1994.

     Retention of its executive officers is one of the highest priorities of Recognition's compensation philosophy and is addressed through a variety of methods: stock options which vest over a period of years, stock options which vest upon achievement of performance goals and Recognition's Executive Benefit Plan. Stock options constitute a significant portion of compensation for executive officers, including the chief executive officer, as is the custom in the industry. The Compensation Committee believes that use of stock options more closely aligns the officers' interests with those of Recognition's stockholders. Virtually all stock options are granted at the prevailing market price on the date of grant and vest in equal amounts over a period of years. Levels of grants for executive officers range from nominal amounts to multiples of their annual target compensation levels, depending on the circumstances. Grants of stock options generally are based upon the level of the executive's position with Recognition, the amount of options previously granted or currently held by the executive and by other Recognition executives at similar levels of responsibility, and an evaluation of the executive's ability to contribute to the success of the company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     A base salary of $390,000 and targeted bonus of $195,000 were established by the Compensation Committee for Mr. Vanourek for fiscal year 1994. This was based on the survey of competitive compensation data described above, Mr. Vanourek's overall compensation package and the Compensation Committee's assessment of his past performance and its expectations as to his future contributions in leading Recognition. Individual performance criteria evaluated by the Committee included managerial effectiveness, leadership and executive development. The 1994 compensation represented a 28% increase in base salary and an 11% increase in targeted bonus over fiscal year 1993. Due to the company's financial performance, no bonus was paid to Mr. Vanourek for fiscal year 1994.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally precludes a public corporation from taking a deduction in any fiscal year for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. This limit was enacted in 1993 and became applicable to Recognition beginning November 1, 1994. The Committee has reviewed the implications of Section 162(m) and believes that it will have no impact on Recognition during fiscal year 1995 or for several years thereafter, absent very unusual circumstances.

     In designing new compensation programs, the Committee's strategy will be to take into account the potential effects of Section 162(m) and to qualify compensation paid to its executive officers for deductibility for federal income tax purposes to the extent feasible. However, to maximize its flexibility with regard to executive compensation arrangements, the Committee reserves the right to take actions which it deems to be in the best interests of the company and its stockholders but which may not always qualify for tax deductibility under
Section 162(m) or other sections of the Code.

                                            COMPENSATION COMMITTEE

                                            WILLIAM H. WALTRIP, Chairman
                                            JAMES F. GERO
                                            GILBERT H. LAMPHERE

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on Recognition's Common Stock during the five years ended October 31, 1994, to the total return on the Standard & Poor's 500 Stock Index and the Standard and Poor's High Technology Composite Index, assuming an investment of $100 in each of the above at their closing prices on October 31, 1989, and assuming reinvestment of all dividends, if any. The performance shown in the graph is not necessarily indicative of future performance.

                                 1989      1990    1991     1992     1993     1994
                                 ----      ----    ----     ----     ----     ----
Recognition International Inc.   $100      $75     $112     $191     $257     $112
S & P 500                        $100      $93     $124     $136     $156     $162
S & P High Tech Composite        $100      $88     $111     $112     $139     $168

                       AGREEMENTS WITH EXECUTIVE OFFICERS

     Recognition has employment agreements with Messrs. Vanourek, Frederick, Neitzel and Swartz to employ each of them in an executive capacity for an unspecified term. Each agreement provides that the executive is entitled to receive an annual base salary and to participate in the Executive Bonus Plan with an annual targeted bonus, subject to annual review. Recognition has the right to terminate the executive's employment at any time, with or without cause. However, if employment is terminated by Recognition for any reason other than cause or disability, or is terminated by the executive in certain circumstances, then Recognition must pay a lump sum severance payment equal to the sum of the executive's annual base salary and targeted bonus in effect at the time in the case of Messrs. Frederick and Neitzel, and twice that sum in the case of Messrs. Vanourek and Swartz. The total annual base salary and targeted bonus currently in effect is $585,000 for Mr. Vanourek, $350,000 for Mr. Frederick, $260,000 for Mr. Neitzel and $400,000 for Mr. Swartz. The agreements also contain a one year covenant not to compete following termination of employment. Mr. Frederick also has another incentive arrangement under which he is entitled to receive an incentive payment in certain circumstances.

     The agreements for Messrs. Vanourek, Neitzel and Swartz also provide that, in the event of termination of the executive's employment with Recognition prior to age 65 (other than for cause, disability, death or voluntary resignation) within six months prior to (in the case of Messrs. Vanourek and Swartz) or within 36 months after a "change in control" of Recognition (as defined in the agreement), the executive will receive a lump sum payment in an amount which, when added to all other "parachute payments" (as defined in Section 280G of the Code), does not exceed approximately three times the executive's average annual compensation for the preceding five calendar years. The agreement also provides for immediate exercisability of all of the executive's stock options upon such a termination of employment following the occurrence of a change in control and permits exercise of all his non-incentive stock options during a period of 24 months after such termination.

     Mr. Loose resigned as Senior Vice President and General Counsel and as a director of Recognition in December 1994 as part of a transition plan leading to his eventual retirement from the company. Under his transition agreement, Mr. Loose will continue to serve as "of counsel" to Recognition until June 15, 1996. During that time, he is entitled to receive a monthly salary of $15,278 and other officer benefits but is not entitled to participate in the Executive Bonus Plan. The Compensation Committee consented to Mr. Loose's receipt of early retirement benefits under the Executive Benefit Plan described above. He is entitled to receive $9,476 per month over a 20 year period which began in December 1994. Mr. Loose is 62 years of age and is 100% vested under the Plan. In addition, the Compensation Committee amended the exercisability of his stock options so that each outstanding option, to the extent exercisable at the date of termination of his employment, would be exercisable at any time prior to the expiration date of the option or until October 31, 1997, whichever is the shorter period. Under the transition agreement, Mr. Loose's prior parachute agreement dated May 10, 1988 was terminated and, in lieu thereof, in the event of a sale of substantially all of the assets of Recognition, a merger or consolidation in which Recognition is not the surviving entity, or the acquisition of 50% or more of Recognition's stock by one or more related parties, prior to June 16, 1996, Mr. Loose will be entitled to receive, in lieu of future monthly salary, a lump sum payment of either $550,000 or $367,000, depending on the date the event occurs. The agreement also contains a one year covenant not to compete following termination of employment.

     Recognition has entered into agreements with all of the Named Executives which provide for the reduction of the amount of payments and/or benefits otherwise due to each executive upon termination of employment after a change in control if, under Section 4999 of the Code, such reduction would result in a greater amount of payments and/or benefits to the executive, on an after-tax basis, than would have been received without the reduction.

                                 OTHER MATTERS
STOCKHOLDER PROPOSALS

     The By-Laws of Recognition require stockholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the Secretary of Recognition at its principal executive offices not less than 50 days nor more than 75 days prior to the meeting or, if Recognition gives less than 60 days notice of the date of the meeting, then not later than the 15th day after the notice of the date of the meeting was given. Accordingly, the time has expired for stockholder proposals or nominations for directors to be considered at the Annual Meeting.

     In order for stockholder proposals to be included in Recognition's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 1996, such proposals must be received by Recognition by September 22, 1995. Any such proposal must also comply with the requirements of the SEC's proxy solicitation rules.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to Recognition during the fiscal year ended October 31, 1994, Forms 5 and amendments thereto furnished to Recognition with respect to such fiscal year, and written representations that no Forms 5 were required, Recognition believes that all reports required by Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, executive officers and greater than ten percent stockholders were timely filed in such fiscal year and prior fiscal years except that executive officer Thomas D. Neitzel filed a Form 5 on December 14, 1993, which due to clerical error did not reflect the expiration of a stock option on March 8, 1993. Mr. Neitzel filed an amended Form 5 on May 31, 1994, which corrected the error.

MANNER OF SOLICITATION

     All costs relating to this proxy statement, the form of proxy and the Annual Meeting will be borne by Recognition. Recognition will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons and will reimburse the reasonable forwarding expense incurred by such record owners. Solicitations of proxies may be made in person or by mail, telephone, telegram, facsimile or otherwise by directors, officers and regular employees of Recognition who will receive no additional compensation for such service. To assist in the solicitation of proxies, Recognition has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, at an estimated fee of $5,000 plus reimbursement of expenses and disbursements.

INDEPENDENT ACCOUNTANTS

     Recognition has selected Price Waterhouse as the independent accountants to audit Recognition's financial statements for the fiscal year ending October 31, 1995. Price Waterhouse has continuously served as the independent accountants of Recognition since its organization. Recognition has been advised that representatives of Price Waterhouse will be present at the Annual Meeting and available during the Annual Meeting to respond to appropriate questions. Such representatives will have an opportunity to make a statement at the Annual Meeting if they desire to do so.

MISCELLANEOUS

     Management knows of no matters to be presented for consideration at the meeting other than the election of directors. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is intended that the persons acting under the enclosed proxy will vote such proxy in accordance with their judgment on any such matters. The persons acting under the enclosed proxy may, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

                                             By Order of the Board of Directors

                                                       CAROL S. LYON,
                                                Vice President and Secretary

Dallas, Texas
January 18, 1995

                         RECOGNITION INTERNATIONAL INC.
                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 9, 1995
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gilbert H. Lamphere and Robert Vanourek, and each of them, as Proxies, each with the power to appoint his substitute and to revoke such appointment, and hereby authorizes each of them, for and in the name, place and stead of the undersigned, to represent and to vote (acting by majority or, if only one be present, then by that one alone) all the shares of Common Stock of Recognition International Inc. held of record by the undersigned on January 9, 1995 at the annual meeting of stockholders to be held March 9, 1995, or any adjournment(s) thereof, and especially to vote as designated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all of the nominees listed in Proposal No. 1. Shares authorized hereby to be voted in the election of directors may, in the discretion of the Proxies, be voted cumulatively.

                                                                SEE REVERSE SIDE

X  Please mark votes as in this example.

1. ELECTION OF DIRECTORS:

Nominees: GILBERT H. LAMPHERE, WILLIAM G. SPEARS and ROBERT VANOUREK

                      FOR  / /               WITHHELD  / /
/ /
For all nominees except as noted above

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed
                                   Envelope.
Signature:__________   Date ______           Signature:__________   Date ______